Broadcom Reports First Quarter 2014 Results
IRVINE, Calif. – April 24, 2014 –

First Quarter 2014 Results	GAAP	Non-GAAP
Total net revenue	$1.98 billion
Net income per share	$.28	$.51
		($.05 better than First Call consensus)

Broadcom Corporation (NASDAQ: BRCM), a global innovation leader in semiconductor solutions for wired and wireless communications, today reported unaudited financial results for its first quarter ended March 31, 2014.

“Broadcom delivered overall results ahead of expectations in the March quarter,” said Scott McGregor, Broadcom’s President and Chief Executive Officer.  “The upside was driven by strength in Broadband and Infrastructure, stronger-than-expected gross margins and continued operating expense discipline.  In the current quarter, we expect momentum in Infrastructure and Broadband to continue, driven by service provider spending on network build outs and technology upgrades.”
Net revenue for the first quarter of 2014 was $1.98 billion. This represents a decrease of 3.9% compared with the $2.06 billion reported for the fourth quarter of 2013 and a decrease of 1.0% compared with the $2.01 billion reported for the first quarter of 2013. Net income computed in accordance with U.S. generally accepted accounting principles (GAAP) for the first quarter of 2014 was $165 million, or $0.28 per share (diluted), compared with GAAP net income of $168 million, or $0.29 per share (diluted), for the fourth quarter of 2013 and GAAP net income of $191 million, or $0.33 per share (diluted), for the first quarter of 2013.
GAAP net income for the first quarter of 2014 included a net gain on sale of certain assets of $52 million and purchased intangible impairment charges of $25 million, for a total positive impact to GAAP net income per share of $0.05. GAAP net income for the fourth quarter of 2013 included restructuring costs of $17 million and settlement charges of $6 million, or $0.04 per share.
In addition to GAAP results, Broadcom reports adjusted net income and adjusted net income per share, referred to respectively as “non-GAAP net income” and “non-GAAP diluted net income per share.” A discussion of Broadcom’s use of these and other non-GAAP financial measures is set forth below. Reconciliations of GAAP to non-GAAP financial measures for the three months ended March 31, 2014, December 31, 2013 and March 31, 2013, respectively, appear in the financial statements portion of this release under the heading “Unaudited Schedule of Selected GAAP to Non-GAAP Adjustments.”
Non-GAAP net income for the first quarter of 2014 was $318 million, or $0.51 per share (diluted), compared with non-GAAP net income of $366 million, or $0.60 per share (diluted), for the fourth quarter of 2013 and non-GAAP net income of $400 million, or $0.65 per share (diluted), for the first quarter of 2013.

-more-

Conference Call Information
As previously announced, Broadcom will conduct a conference call with analysts and investors to discuss its first quarter 2014 financial results and current financial prospects today at 1:45 p.m. Pacific Time (4:45 p.m. Eastern Time). The company will broadcast the conference call via webcast over the Internet. To listen to the webcast, or to view the financial and other statistical information required by Securities and Exchange Commission (SEC) Regulation G, please visit the Investors section of the Broadcom website at www.broadcom.com/investors. The webcast will be recorded and available for replay until 11:59 p.m. Pacific Time on Friday, May 23, 2014.
The financial results included in this release are unaudited. The audited financial statements of the company for the year ended December 31, 2013 are included in Broadcom’s Annual Report on Form 10-K, filed with the SEC on January 30, 2014.
About Broadcom
Broadcom Corporation (NASDAQ: BRCM), a FORTUNE 500® company, is a global leader and innovator in semiconductor solutions for wired and wireless communications. Broadcom® products seamlessly deliver voice, video, data and multimedia connectivity in the home, office and mobile environments. With the industry’s broadest portfolio of state-of-the-art system-on-a-chip solutions, Broadcom is changing the world by Connecting everything®. For more information, go to www.broadcom.com.
Note Regarding Use of Non-GAAP Financial Measures
Broadcom reports the following measures in accordance with GAAP and on a non-GAAP basis: (i) cost of product revenue, (ii) product gross profit, (iii) product gross margin, (iv) research and development and selling, general and administrative expense, (v) net income (loss), (vi) weighted average shares outstanding (diluted) and (vii) diluted net income (loss) per share (EPS). Broadcom’s presentation of non-GAAP cost of product revenue, non-GAAP product gross profit, and non-GAAP product gross margin excludes certain charges related to acquisitions, stock-based compensation expense and employer payroll tax expense on certain equity awards. Acquisition-related charges include the amortization of purchased intangible assets and the amortization of acquired inventory valuation step-up. Our non-GAAP research and development and selling, general and administrative expense excludes stock-based compensation expense and employer payroll tax expense on certain equity awards. In addition to the exclusions noted above, our non-GAAP net income and diluted net income per share also exclude impairment of long-lived assets, settlement costs (gains), restructuring costs (reversals), charitable contributions, gain on sale of assets, gains (losses) on strategic investments, tax benefits resulting from reductions in our U.S. valuation allowance on certain deferred tax assets due to the recording of net deferred tax liabilities for identifiable intangible assets under purchase accounting, and tax benefits resulting from the reduction of certain foreign deferred tax liabilities due to the impairment of long-lived assets. Stock-based compensation expense primarily includes the impact of stock options and restricted stock units issued by Broadcom. Reconciliations of our GAAP to non-GAAP financial measures for the three months ended March 31, 2014, December 31, 2013 and March 31, 2013, respectively, appear in the financial statements portion of this release under the heading “Unaudited Schedule of Selected GAAP to Non-GAAP Adjustments.” Certain amounts previously reported as licensing revenue have been reclassified to product revenue to conform to the current period presentation. Additionally, some totals or amounts may not add or conform to prior period presentations due to rounding.

Broadcom believes that the presentation of these non-GAAP measures provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. Broadcom’s management believes that the use of these non-GAAP financial measures provides consistency and comparability among and between results from prior periods or forecasts and future prospects, and also facilitates comparisons with other companies in our industry, many of which use similar non-GAAP financial measures to supplement their GAAP results. Broadcom’s management has historically used these non-GAAP financial measures when evaluating operating performance, because we believe that the inclusion or exclusion of the items described above provides insight into our core operating results, our ability to generate cash and underlying business trends affecting our performance. Broadcom has chosen to provide this information to investors to enable them to perform additional analysis of past, present and future operating performance and as a supplemental means to evaluate our ongoing core operations. The non-GAAP financial

-more-

information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

For additional information on the items excluded by Broadcom from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today to the SEC.
Cautions Regarding Forward-Looking Statements:
All statements included or incorporated by reference in this release and the related conference call for analysts and investors, other than statements or characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. Examples of such forward-looking statements include, but are not limited to, guidance provided on future revenue, product gross margin and operating expenses for the second quarter of 2014 (on both a GAAP and non-GAAP basis). These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.
These risks and uncertainties include, but are not limited to the following:

•	Our quarterly operating results may fluctuate significantly.

•	We depend on a few significant customers for a substantial portion of our revenue.

•	We face intense competition.

•	We manufacture and sell complex products and may be unable to successfully develop and introduce new products.

•	We may fail to appropriately adjust our operations in response to changes in our strategy or market demand.

•	We are exposed to risks associated with our international operations.

•	Our business is subject to potential tax liabilities.

•	Our stock price is highly volatile.

•	Our operating results may be adversely impacted by worldwide economic uncertainties and specific conditions in the markets we address.

•	We may be required to defend against alleged infringement of intellectual property rights of others and/or may be unable to adequately protect or enforce our own intellectual property rights.

•	We face risks associated with our acquisition strategy.

•	We may be unable to attract, retain or motivate key personnel.

•	We are subject to order and shipment uncertainties.

•	We depend on third parties to fabricate, assemble and test our products.

•	Our systems are subject to security breaches and other cybersecurity incidents.

•	Government regulation may adversely affect our business.

•	Our co-founders and their affiliates may strongly influence the outcome of matters that require the approval of our shareholders.

•	Our articles of incorporation and bylaws contain anti-takeover provisions.

•	There can be no assurance that we will continue to declare cash dividends.
Our Annual Report on Form 10-K for the year ended December 31, 2013, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, discuss the foregoing risks as well as other

-more-

important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements used in this release and the related conference call for analysts and investors speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.
Broadcom®, the pulse logo, Connecting everything®, and the Connecting everything logo are among the trademarks of Broadcom Corporation and/or its affiliates in the United States, certain other countries and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.

-more-

BROADCOM CORPORATION
Unaudited GAAP Condensed Consolidated Statements of Operations
(In millions, except per share amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2014	2013	2013
Net revenue:
Product revenue	$1,984	$2,064	$1,962
Income from Qualcomm Agreement	—	—	43
Total net revenue	1,984	2,064	2,005
Costs and expenses:
Cost of product revenue	1,004	1,026	988
Research and development	636	643	615
Selling, general and administrative	185	172	179
Amortization of purchased intangible assets	9	14	15
Impairments of long-lived assets	25	—	10
Restructuring costs, net	5	17	—
Settlement costs	2	6	—
Other gains, net	(52)	—	—
Total operating costs and expenses	1,814	1,878	1,807
Income from operations	170	186	198
Interest expense, net	(5)	(6)	(8)
Other income, net	3	1	3
Income before income taxes	168	181	193
Provision for income taxes	3	13	2
Net income	$165	$168	$191
Net income per share (basic)	$0.28	$0.29	$0.34
Net income per share (diluted)	$0.28	$0.29	$0.33
Weighted average shares (basic)	584	576	570
Weighted average shares (diluted)	590	581	585

Dividends per share	$0.12	$0.11	$0.11

The following table presents details of total stock-based compensation expense included in each functional line item in the unaudited condensed consolidated statements of income above:

	Three Months Ended
	March 31,	December 31,	March 31,
	2014	2013	2013
Cost of product revenue	$6	$6	$7
Research and development	84	83	99
Selling, general and administrative	30	28	34

-more-

BROADCOM CORPORATION
Unaudited Condensed Consolidated Statements of Cash Flows
(In millions)

	Three Months Ended
	March 31,	December 31,	March 31,
	2014	2013	2013
Operating activities
Net income	$165	$168	$191
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	52	51	39
Stock-based compensation expense	120	117	140
Acquisition-related items:
Amortization of purchased intangible assets	59	56	58
Impairments of long-lived assets	25	—	10
Gain on sale of assets and other	(49)	—	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	61	57	(11)
Inventory	(5)	16	4
Prepaid expenses and other assets	4	(28)	(34)
Accounts payable	(8)	44	109
Deferred revenue	115	(4)	(2)
Other accrued and long-term liabilities	67	(86)	(116)
Net cash provided by operating activities	606	391	388
Investing activities
Net purchases of property and equipment	(78)	(56)	(41)
Net cash paid for acquired companies	—	(142)	—
Proceeds from sale (purchases) of certain assets and other	90	(15)	—
Purchases of marketable securities	(477)	(468)	(619)
Proceeds from sales and maturities of marketable securities	503	575	539
Net cash provided by (used in) investing activities	38	(106)	(121)
Financing activities
Payments of long-term debt	—	(300)	—
Repurchases of Class A common stock	—	(2)	(107)
Dividends paid	(70)	(64)	(63)
Proceeds from issuance of common stock	54	240	68
Minimum tax withholding paid on behalf of employees for restricted stock units	(31)	(26)	(40)
Net cash used in financing activities	(47)	(152)	(142)
Increase in cash and cash equivalents	597	133	125
Cash and cash equivalents at beginning of period	1,657	1,524	1,617
Cash and cash equivalents at end of period	$2,254	$1,657	$1,742

-more-

BROADCOM CORPORATION
Unaudited Condensed Consolidated Balance Sheets
(In millions)

	March 31, 2014	December 31, 2013
ASSETS

Current assets:
Cash and cash equivalents	$2,254	$1,657
Short-term marketable securities	679	775
Accounts receivable, net	734	795
Inventory	529	525
Prepaid expenses and other current assets	157	163
Total current assets	4,353	3,915
Property and equipment, net	617	593
Long-term marketable securities	2,008	1,939
Goodwill	3,756	3,793
Purchased intangible assets, net	1,061	1,144
Other assets	112	111
Total assets	$11,907	$11,495

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$580	$585
Wages and related benefits	201	243
Deferred revenue and income	41	21
Accrued liabilities	770	647
Total current liabilities	1,592	1,496
Long-term debt	1,395	1,394
Other long-term liabilities	311	234
Commitments and contingencies
Shareholders' equity	8,609	8,371
Total liabilities and shareholders’ equity	$11,907	$11,495

UNAUDITED SUPPLEMENTAL FINANCIAL INFORMATION
(In millions)
	March 31, 2014	December 31, 2013
Cash and cash equivalents	$2,254	$1,657
Short-term marketable securities	679	775
Long-term marketable securities	2,008	1,939
Total cash, cash equivalents and marketable securities	$4,941	$4,371
Increase from prior period end	$570

-more-

BROADCOM CORPORATION
Unaudited Schedule of Selected GAAP to Non-GAAP Adjustments
(In millions)

	Three Months Ended
	March 31,	December 31,	March 31,
	2014	2013	2013

Product revenue	$1,984	$2,064	$1,962
GAAP cost of product revenue	1,004	1,026	988
GAAP product gross profit	$980	$1,038	$974
GAAP product gross margin	49.4%	50.3%	49.6%

GAAP cost of product revenue	$1,004	$1,026	$988
Adjustments:
Stock-based compensation and related payroll taxes	(6)	(6)	(7)
Amortization of purchased intangible assets and step-up of acquired inventory	(50)	(42)	(44)
Non-GAAP cost of product revenue	$948	$978	$937

Product revenue	$1,984	$2,064	$1,962
Non-GAAP cost of product revenue	948	978	937
Non-GAAP product gross profit	$1,036	$1,086	$1,025
Non-GAAP product gross margin	52.2%	52.6%	52.2%

GAAP research and development and selling, general and administrative expense	$821	$815	$794
Adjustments:
Stock-based compensation and related payroll taxes	(115)	(113)	(135)
Non-GAAP research and development and selling, general and administrative expense	$706	$702	$659

-more-

BROADCOM CORPORATION
Unaudited Schedule of Selected GAAP to Non-GAAP Adjustments
(In millions)

	Three Months Ended
	March 31,	December 31,	March 31,
	2014	2013	2013

GAAP net income	$165	$168	$191
Adjustments:
Stock-based compensation and related payroll taxes	121	119	142
Amortization of purchased intangible assets and step-up of acquired inventory	59	56	59
Impairment of long-lived assets	25	—	10
Settlement costs	2	6	—
Other gains, net	(52)	—	—
Restructuring costs, net	5	17	—
Other income, net	(2)	—	—
Certain income tax benefit	(5)	—	(2)
Total GAAP to Non-GAAP adjustments	153	198	209
Non-GAAP net income	$318	$366	$400

Shares used in calculation - diluted (GAAP)	590	581	585
Non-GAAP adjustment *	28	25	29
Shares used in calculation - diluted (Non-GAAP)	618	606	614

GAAP diluted net income per share	$0.28	$0.29	$0.33
Non-GAAP diluted net income per share	$0.51	$0.60	$0.65

*Represents the benefits of compensation costs attributable to future services and not yet recognized in the financial statements that are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

-more-

BROADCOM CORPORATION
Guidance for the Three Months Ending June 30, 2014

Three Months Ending
June 30, 2014
Total net revenue	~$2.0 billion to ~$2.1 billion
Product gross margin (GAAP)	Up ~100 to ~200 basis points from Q1’14
Product gross margin (Non-GAAP)	Up ~75 to ~175 basis points from Q1'14
Research & development and selling, general, and administrative expenses (GAAP)	Flat to up ~$20 million from Q1'14
Research & development and selling, general, and administrative expenses (Non-GAAP)	Down ~$5 million to up ~$15 million from Q1’14

Broadcom has based the preceding guidance for the three months ending June 30, 2014 on expectations, assumptions and estimates that we believe are reasonable given our assessment of historical trends and other information reasonably available as of April 24, 2014. Our guidance consists of predictions only, however, and is subject to a wide range of known and unknown business risks and uncertainties, many of which are beyond our control. The forecasts and projections contained in the table above should not be regarded as representations by Broadcom that the estimated results will be achieved. Projections and estimates are necessarily speculative in nature and actual results may vary materially from the guidance we provide today. The non-GAAP guidance presented above is consistent with the presentation of non-GAAP results included elsewhere herein.
The guidance set forth in the above table should be read together with the information under the caption, “Cautions Regarding Forward-Looking Statements” above, our Annual Report on Form 10-K for the year ended December 31, 2013, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and our other SEC filings. We undertake no obligation to publicly update or revise any forward-looking statements, including the guidance set forth herein, to reflect future events or circumstances.

Broadcom Business Press Contact	Broadcom Investor Relations Contact
Karen Kahn	Chris Zegarelli
Vice President, Corporate Communications	Senior Director, Investor Relations
415-297-5035	949-926-7567
kkahn@broadcom.com	czegarel@broadcom.com

-xxx-